Exhibit 107
Calculation of Filing Fee Tables
S-8
(Form Type)

Tilray Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	11,355,231(2)	$3.855(3)	$43,774,415.51	0.00013810	$6,045.25
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$43,774,415.51		$6,045.25
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$6,045.25
Offering Note

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Tilray Brands, Inc. (the “Registrant”) that become issuable under the Tilray, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock.

(2)
Represents 2,970,901 shares of Common Stock automatically added to the shares authorized for issuance under the Plan on January 1, 2024, 3,736,909 shares of Common Stock automatically added on January 1, 2025, and 4,647,421 shares of Common Stock automatically added on January 1, 2026, in each case pursuant to the Plan’s “evergreen” provision. Pursuant to such provision, on January 1 of each year through 2027, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to four percent of the outstanding shares of Common Stock as of the end of the Registrant’s immediately preceding fiscal year, or any lesser number of shares of Common Stock determined by the board of directors of the Registrant.

(3)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.855, the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on July 29, 2026.